UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 23, 2015

CERECOR INC.

(Exact Name of Registrant Specified in Charter)

Delaware	001-37590	45-0705648
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 E. Pratt Street Suite 606
Baltimore, Maryland	21202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (410) 522-8707

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

On November 23, 2015, Cerecor Inc. (the “Company”) closed a partial exercise of the over-allotment option by the underwriters of its previously announced initial public offering, which closed on October 20, 2015, in the amount of an additional 20,000 shares of common stock at a price of $6.49 per share, 551,900 Class A warrants, each to purchase one additional share of common stock, at a price of $0.005 per Class A warrant and 551,900 Class B warrants, each to purchase one-half additional share of common stock, at a price of $0.005 per Class B warrant.  There remain an additional 580,000 shares of common stock, 48,100 Class A warrants and 48,100 Class B warrants issuable pursuant to the underwriters’ over-allotment option which remains exercisable until November 27, 2015.

The Company’s shares of common stock, the Class A warrants, and Class B warrants trade on the NASDAQ Capital Market under the symbols “CERC”, “CERCW”, and “CERCZ”, respectively.

This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy the securities described above, nor shall there be any sale of such shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERECOR INC.

By:	/s/ Blake M. Paterson
Blake M. Paterson
President and Chief Executive Officer

Dated: November 23, 2015